Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-174732) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.),

(2)

Registration Statement (Form S-8 No. 333-180101) and Registration Statement (Form S-8 No. 333-187234) pertaining to the 2011 Equity Incentive Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.),

(3)

Registration Statement (Form S-8 No. 333-195781) and Registration Statement (Form S-8 No. 333-202696) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.),

(4)

Registration Statement (Form S-8 No. 333-210183) and Registration Statement (Form S-8 No. 333-223632) pertaining to the 2011 Equity Incentive Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.),

(5)

Registration Statement (Form S-8 No. 333-217849) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.),

(6)

Registration Statement (Form S-8 No. 333-231342) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.), and

(7)

Registration Statement (Form S-8 No. 333-238141) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.);

of our report dated March 23, 2021, with respect to the financial statements of Viracta Therapeutics, Inc. included in this Current Report (Form 8-K/A) of Viracta Therapeutics, Inc. (formerly Sunesis Pharmaceuticals, Inc.).

/s/ Ernst & Young LLP

San Diego, California

March 23, 2021